                                                                  EXHIBIT 10.7.4
                                 ATTACHMENT A
                    VALUE-ADDED RESELLER LICENSE AGREEMENT

      THIS AUTHORIZED VALUE-ADDED RESELLER LICENSE AGREEMENT ("Agreement") is entered into as of the date set forth above the signature block to this Agreement ("Effective Date") between CLEARCOMMERCE CORPORATION, a Delaware corporation ("CCC"), and the value-added reseller indicated in the signature block to this Agreement ("VAR").

      WHEREAS, CCC has developed and owns the intellectual property rights, subject to the provisions of Section 16 of the License and Service Agreement, in and to certain computer software described in Schedule A to this Agreement
                                                  ----------
 ("CCC Software"): and

      WHEREAS, VAR desires to sell, market, distribute, install and support computer software programs comprising the CCC Software (the "Software Product") in accordance with the terms of this Agreement.

      NOW, THEREFORE, the parties hereby agree as follows:

      Definitions

      The following terms when used in this Agreement shall have the meanings indicated below:

      "Distributor" means a third party to which VAR grants the right to market, license and install the Software Product.

      "End User" means an entity which is granted a license by VAR or by VAR's Distributor, acquires the Software Product for its own use, and which has no right to license or transfer the Software Product to third parties.

      "End User License Agreement" means the shrink-wrapped standard form of CCC agreement accompanying each copy of the Software Product which specifies the terms and conditions of the license to use the Software Product granted by CCC and VAR to the End User, a copy of such form being attached as Schedule B to
                                                                ----------
 this Agreement.

      "CCC Software" means one or more proprietary CCC software programs described in Schedule A to this Agreement, each of which includes: (a) the
              ----------
 object code form of the computer programs in magnetic media; (b) User Documentation, if applicable, and (c) an CCC End User License Agreement.

      "Software Product" means one or more proprietary CCC software programs described in Schedule A to this Agreement which will be marketed, sold,
              ----------
 distributed, installed and supported by VAR or its distributors.

      "License" means the nontransferable right, granted by VAR or its Distributor, to use one copy of the Software Product on a single central processing unit (CPU).

      "User Documentation" means the textual written materials relating to CCC Software, if any, which CCC normally distributes to End Users of CCC Software, and which are made available by CCC for distribution hereunder.

 1.   Licenses Granted

      (a)    CCC Software Licenses

      CCC grants VAR a [*] of the CCC Software as the Software Product. CCC grants VAR a [*] Software Product solely for the purpose of further distribution of Software Product by Distributors to End Users in accordance with the terms and conditions of this Agreement.

      Each and every copy of the Software Product [so distributed by VAR or its Distributors], to End Users, shall bear unique serial numbers prescribed by CCC, and such serial number shall be embedded in and delivered as part of the Software Product. Any [distribution by VAR of the Software Product] without CCC serial numbers shall constitute a material breach of this Agreement and may constitute copyright infringement.

      All other rights are hereby reserved by CCC. CCC specifically reserves the right to market CCC Software to or through any other person or entity in the sole discretion of CCC, and VAR understands and agrees that it obtains no exclusive rights in any geographic area, customer group, or technical market of CCC Software except as set forth in Section 17 of the License and Service Agreement.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (b)  VAR's Distributors and Software Product licenses

      CCC grants VAR the right to appoint and license third-party Distributors, with the right to market, promote and grant licenses for Software Product in object code form on behalf of VAR and CCC pursuant to this Agreement. Each Distributor authorized by VAR to license Software Product shall execute a written agreement with VAR which requires the Distributor to so market and license Software Product pursuant to this Agreement and approval of CCC which will not be unreasonable withheld.

      Each license granted by VAR or its Distributors for Software Product must be the End User License Agreement.

      VAR agrees to use its best efforts to enforce the obligations of its license and Distributor agreements, and any material breach by VAR's Distributor which VAR fails to enforce shall be considered a breach by VAR. CCC shall have the right to enforce the terms of each Distributor and license agreement.

      VAR shall use all practical means available to VAR, both technical and contractual, to control the restricted use of each license for Software Product. If the End User makes general use of the CCC Software which goes beyond the intended restricted use within the Software Product, VAR or Distributor shall terminate the end user license and all rights related thereto.

      (c)  User Documentation License

CCC hereby grants to VAR the nonexclusive license to distribute the CCC documentation in electronic format on the CD-ROM to Software Product End Users and to Distributors for distribution in connection with Software Product only. VAR and its Distributors are prohibited from altering the form, content, or appearance of the Documentation specifically related to CCC Software other than what is necessary to co-brand the Software Product.

2.    Obligations of CCC

      CCC represents, warrants and guarantees to VAR as follows:

      (a)  End User Support Obligations

CCC will provide first level support for Store Front SSL API and HTML Wrapper for a [*] installation assistance charge.

3.    Obligations of VAR

      VAR represents, warrants and guarantees to CCC as follows:

      (a)  End User Installation and Support Obligations

      VAR will actively promote Software Products during the term of this agreement. VAR will actively sell the annual support and upgrade agreements to their merchants who have purchased the VAR products. VAR agrees that either VAR or Distributor will install the Software Product and upon installation agrees to: (i) VAR will provide the first level of support and skilled instruction to End Users regarding the use and installation of the products, including without limitation the CCC Software incorporated therein: and (ii) provide, using skilled support technicians experienced in the Internet industry, technical support and assistance to End Users which acquire the Software Product in order to answer their questions regarding the use and operation of the Software Product and any technical problems encountered. VAR acknowledges and agrees that providing the service described in this section is essential to successful marketing and promotion of CCC's Software Products. VAR will not engage in any timesharing, rental or lease of the Software Product, or internal production use of CCC Software. CCC and VAR acknowledge that substantial End User dissatisfaction with Software Product can severely damage that product's prospects and CCC's general reputation. VAR further specifically agrees that any breach by VAR of its obligations under this Section 3 shall be deemed a material breach of this Agreement. VAR may satisfy the End User installation and support Obligations set forth in this Agreement by requiring the Distributors of the Software Product to provide the services required under this Section. [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (b)  Compliance with Law

      VAR will comply, and will use its reasonable best efforts cause its Distributors to comply with all applicable federal, state and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to CCC Software, including but not limited to the export controls imposed upon CCC, VAR and VAR's distributors by provisions of the U.S. Export Administration Act of 1979, as amended.

 4.   Payment Order and Shipment

      VAR shall be responsible for End User billing. This would include initial store front license fees, annual support and upgrade fees, commerce and web hosting fees, etc. CCC and VAR will agree upon a mutually acceptable monthly invoicing and payment process between the two companies within 15 days of the effective date of this Agreement.

      Except as otherwise set forth in this Agreement, prices, discounts, payment and credit terms, minimum order requirements and shipment terms and conditions applicable to the order and shipment of and payment for CCC Software, maintenance for same, and copies of Software Product shall be as specified in Schedule C of this Agreement.
----------

      Pricing set forth in Schedule C does not include foreign and domestic
                           ----------
sales, use, personal property, excise or other similar taxes or export and import taxes, duties and charges, however designated. Consequently, in addition to the payments due hereunder, the amount of any present or future sales, use, personal property, or other similar tax and export and import taxes, duties and charges which become due based on the transactions contemplated by this Agreement shall be paid directly by VAR or shall be paid to CCC upon receipt of CCC's invoice for any such taxes paid by CCC. If VAR supplies CCC With a tax exemption certificate acceptable to the taxing authorities which result in abatement of the tax and refund thereof, if previously paid, then VAR shall be similarly relieved of liability for such tax and receive a refund of any amount previously paid to CCC on account thereof.

5.    Notification and Records

      VAR will notify CCC in writing of any claim or procedure involving CCC Software no later than five (5) days after VAR learns of such claim or proceeding. VAR will also report promptly to CCC all claimed or suspected CCC Software defects.

      CCC shall have the right to audit all of VAR's records reasonably related to this Agreement, subject to mutual agreement by the parties to reasonable terms of such audit, including, but not limited to nondisclosure and confidentiality terms. An audit may be conducted on five days' notice, during VAR's normal business hours, no more than twice each calendar year, and at CCC's expense. However, if the audit reveals that a material breach of the terms and conditions of this Agreement has incurred. VAR shall pay all costs of the audit.


6.    Limitation of Warranty and Liability

      6.1  Limited Warranty

      (a)  CCC warrants:

           (1) that the use or distribution of unmodified CCC Software, or the exercise of the license granted hereunder, will not violate the intellectual property rights of any third party under copyright, trademark or patent law of the United States:

           (2) that it has full power and right to license the CCC Software and perform all other terms of this Agreement:

           (3) that it will honor the terms and conditions of the CCC End User License Agreement:

           (4) that the media on which CCC delivers the CCC Software will remain free from defects in materials and workmanship for a period of ninety (90) days from the receipt by the End User; and

           (5) that the CCC Software when delivered will substantially conform to the User Documentation.

      (b) EXCEPT FOR THE LIMITED WARRANTIES STATED ABOVE, VAR ACCEPTS THE VAR SOFTWARE PROVIDED UNDER THIS AGREEMENT "AS IS," WITH ALL FAULTS AND WITHOUT OTHER WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

      6.2  Remedy for Breach of Limited Warranty

      (a) VAR's sole remedy for CCC's breach of Section 5.1(a)(1) or 5.1(a)(2) shall be: [*]

      (b) VAR's sole remedy for CCC's breach of Section 5.1(a)(3), 5.1(a)(4), and 5.1(a)(5) shall be: [*]

      (c) The above remedies are subject to Sections 5.3.and 5.4 below.

      6.3   Limitation of Liability

      EXCEPT AS SPECIFIED IN SECTION 5.2. CCC'S LIABILITY TO VAR OR ANY OTHER THIRD PARTY, FOR A CLAIM OF ANY KIND ARISING AS A RESULT OF, OR RELATED TO ANY CCC SOFTWARE OR USER DOCUMENTATION PROVIDED PURSUANT TO THIS AGREEMENT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), UNDER ANY WARRANTY, OR OTHERWISE SHALL BE LIMITED TO MONETARY DAMAGES AND THE AGGREGATE AMOUNT THEREOF FOR ALL CLAIMS RELATING TO ANY PARTICULAR CCC SOFTWARE OR USER DOCUMENTATION SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE CUMULATIVE LICENSE FEES PAID TO CCC UNDER THIS AGREEMENT FOR THE 2-MONTH PERIOD PRECEDING ANY CLAIM FOR THE PRODUCTS THAT GIVE RISE TO THE CLAIM, UNDER NO CIRCUMSTANCES SHALL CCC BE LIABLE TO VAR OR ANY THIRD PARTY FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF CCC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR WARRANTIES GRANTED BY VAR OR ANY THIRD PARTY IN EXCESS OF THOSE CONTAINED IN THE STANDARD CCC END USER LICENSE AGREEMENT. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY VAR MORE THAN TWO (2) YEARS AFTER THE EVENT WHICH GAVE RISE TO THE CAUSE OF ACTION OCCURRED.

      6.4  VAR's Indemnification

      VAR shall indemnify and hold harmless CCC from all claims, losses, and damages which may arise from:

      (a) representations or misrepresentations made by VAR or VAR's
          Distributors:

      (b) any warranties granted in excess of those contained in the standard End User License Agreement of the standard CCC End User License
          Agreement:

      (c) inadequate installation, maintenance or support by VAR or VAR's Distributors.

      (d) the marketing of the VAR Software by VAR or VAR's Distributors: or

      (e) any other act or failure to act in accordance with the terms and conditions of this Agreement by VAR or VAR's Distributors.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7.    Confidentiality and Proprietary Rights

      (a)  Title

      Title to the CCC Software and all other products, except as set forth in Sections 16 of the License and Service Agreement, trade secrets and other proprietary information of CCC and all copies of all or any portion thereof, and all proprietary rights therein and thereto, including without limitation copyrights and trade secret rights, shall remain with CCC at all times except as set forth in Section 16 of the License and Service Agreement.

      VAR agrees, except as set forth in Section 16 of the License and Service Agreement, the and that all tangible objects containing or relating to the CCC Software and all copies thereof are the sole and exclusive property of CCC and upon termination of this Agreement for any reason, VAR will forthwith return to CCC the CCC Software User Documentation, magnetic media, instructions and all related materials furnished to VAR hereunder and shall not retain any copies for its use or for any purpose except as otherwise may be specifically permitted by this Agreement.

      Any altered, translated or modified version of CCC Software and all related materials shall be deemed to be derivative works and shall be owned exclusively by CCC, provided, however, that title to any new code added by VAR shall vest in VAR.

      (b)  Notices

      VAR shall not copy any CCC Software at any time for any reason except as may be specifically permitted by this Agreement. VAR shall not remove, cover, alter or obfuscate any copyright notices or other proprietary notices placed or embedded by CCC on or in any CCC Software. VAR agrees not to decompile, disassemble, or otherwise reverse engineer the object code of any CCC Software.

      VAR agrees to take all reasonable measures to protect CCC's ownership rights and interest in all copyrights, trade secrets, trademarks, service marks and other property. VAR will promptly during the term of this Agreement and thereafter, notify CCC of any actual or suspected unauthorized use or disclosure of CCC Software, User Documentation, copyrights, trademarks, service marks or trade secrets of CCC of which VAR has knowledge and will cooperate fully in the investigation of such unauthorized use or disclosure.

      In the event of a breach of any of the provisions of this Section, CCC will not have an adequate remedy in money or damages, and accordingly shall, in addition to any other available legal or equitable remedies, be entitled to an injunction against such breach without any requirements to post bond as a condition of such relief.

8.    Advertising and Trademarks

      During the term of this Agreement, VAR is authorized by CCC to advertise CCC Software and related products as outline in the CCC's policies and guidelines procedures. Advertising media is defined as packaging, product literature, public relation campaigns, web site information, etc.

      VAR's product launch for Software Product shall consist of but not be limited to, (a) joint press releases announcing VAR and CCC's business relationship, agreed upon by both parties and released not later than 30 days after contract signing unless agreed to in writing by CCC, (b) posting of CCC Software Product description and marketing information in relevant product and partner areas of VAR's Web site within 30 days of contract signing (c) inclusion of CCC Software Product information in VAR's printed sales support materials and sales presentations, and (d) other marketing and co-marketing programs as agreed to by VAR and CCC, and VAR agrees to use CCC's positioning of Software Product to differentiate CCC from other companies who VAR may establish a relationship with.

      VAR would be responsible for the packaging and distribution of the VAR co-branded products. This would include: modification of the standard proposal material and user manuals to be VAR branded, and the production of diskettes with VAR labeling. All products could be downloaded if VAR chooses.

     VAR shall have the right to use CCC trademarks solely for the purposes and in the context of identifying the origin of CCC Software. CCC retains the right to reasonably disapprove any materials which make use of CCC trademarks that VAR proposes to use in marketing the Software Product.

      VAR agrees, with respect to the Trademark "ClearCommerce Corporation", and the ClearCommerce logo, or trademarks and logos designated as superceding, "ClearCommerce Corporations" and the ClearCommerce logo by CCC, to including in each advertisement, brochure, or other such use the trademark symbol "(TM)" and the following statement:

      "ClearCommerce Corporation" and the ClearCommerce logo are registered trademarks of ClearCommerce Corporation, Austin, Texas.

      In the event that RSA or other branded embedded code is utilized, they require that their logo, including type set requirements, also appear on the Software Product, packaging and marketing materials.

      VAR shall not market the Software Product in any way which implies that CCC Software is the proprietary product of VAR or of any party other than CCC. The Software Products shall in all cases be "co-branded" to include attribution of the CCC Software to CCC. The form or such attribution shall be approved by CCC in advance.

      Upon expiration or termination of this Agreement, VAR will cease all display, advertising and use of all CCC names, marks and logos and will not thereafter use, advertise or display any name, mark or logo which is, or any part of which is, similar to or confusing with any such designation associated with CCC Software.

9.    Term and Termination

      (a)  Term

      This Agreement shall be effective on the date it is accepted by CCC as indicated on the signature page and shall be a [*] Agreement.

      (b)  Termination

      Either party may terminate this Agreement upon the material breach of this Agreement by the other party (including failure to timely pay amounts due hereunder) and failure of the breaching party to cure such breach within thirty
(30) days following its receipt of written notice of such breach from the other party. Upon termination or expiration of this Agreement for any reason. Customer shall return to CCC all CCC software, documentation and related materials. CCC may terminate this Agreement immediately upon notice for any violation by VAR of Sections 5 (Limitation of Warranty and Liability) and 6 (Confidentiality and Proprietary Rights).

      (c)  Automatic Termination

      This Agreement terminates automatically with no further action by either party in the event that either party becomes insolvent or voluntarily or involuntarily bankrupt or is unable to meet its obligations when they become due, or if a receiver or other liquidating officer is appointed for substantially all of the assets or business of such party, or if such party makes an assignment for the benefit of creditors, or if VAR is liquidated or dissolved. In no event shall this Agreement or any rights or privileges hereunder be an asset under any bankruptcy, insolvency or reorganization proceedings.

      (d)  Orders after Termination

      In the event that any notice or termination of this Agreement is given, CCC may reject in whole or in part any orders received from VAR after notice but in no event, after the effective date of termination.

      (e)  Effect of Termination

           (1) All license and other rights granted by CCC shall become null and void upon the termination of this Agreement, regardless of the reason for termination, except: (a) for the End User licenses for CCC Software previously distributed by VAR or VAR's Distributors, or (b) for a limited license to VAR to use the CCC Software for the sole purpose of fulfilling any contractual obligations for maintenance and support services to End Users.

           (2) The right to distribute CCC Software already in VAR's inventory or in transit as of the effective date of the termination, shall cease on the earlier of: (a) ninety days after the effective date of termination, or (b) distribution by VAR of the last copy of CCC Software to a third party. All CCC Software remaining in VAR's inventory after such ninety day period shall be returned to CCC. Alternatively, upon CCC's written request, VAR shall destroy the remaining CCC Software and certify in writing to CCC that all copies of the CCC Software have been destroyed.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (3) within thirty days of termination of this Agreement for any reason. VAR shall return to CCC all materials related to the CCC Software, except that VAR may retain the minimum number of copies reasonably necessary to fulfill its contractual obligations for maintenance and support services. VAR shall continue to make any payments due to CCC in connection with VAR's fulfillment of such contractual obligations. Within this time, VAR shall deliver to CCC a notarized certification signed by an officer of VAR that VAR has complied with the requirements of this Section.

          (4) All outstanding obligations or commitments to pay nonrefundable amounts to CCC, if any, shall become immediately due and payable.

          (5) VAR shall have no right to receive any compensation, reimbursement or other amounts from CCC, and shall have no ownership or other right whatsoever in or to (a) the CCC Software, (b) the User Documentation, (c) any copyrighted materials relating to the CCC Software, or (d) any trademarks, service marks, trade secrets or other proprietary rights relating to the VAR Software, or (e) any goodwill that may have developed during the term of this Agreement, except as set forth in Section 16 of the License and Service Agreement.

     (f)  No Damages for Termination

     Neither CCC nor VAR shall be liable to the other for damages of any kind, including but not limited to incidental or consequential damages, on account of termination of this Agreement in accordance with this Section 8 even if advised of the possibility of such damages (other than actual damages arising from breach of obligations under this Agreement).

     (g)  Survival

     Sections 2 (Obligation of VAR), 4 (Notification and Records), 5 (Limitation of Warranty and Liability), 6 (Confidentiality and Proprietary Rights), 8 (Terms and Termination) and 9 (General Provisions), as well as VAR's obligation to pay CCC all sums due hereunder, shall survive termination of this Agreement.

10.  Arbitration. Any controversy or claim between CCC and Customer arising out
     -----------
of, or relating to, this Agreement or its performance or breach, but excluding actions for injunctive relief pursuant to Section 12 of the License and Service Agreement, shall be settled by arbitration in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration
Association: and judgment entered upon the award by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to reimbursement from the other party of its fees, costs and expenses incurred in the arbitration. Texas rules of discovery shall apply during this arbitration.

11.  General Provisions

     VAR shall at all times be an independent contractor and shall so represent itself to all third parties. Neither party has granted to the other the right to bind it in any manner or thing whatsoever and nothing herein shall be deemed to constitute either party the agent or legal representative of the other nor to constitute the parties as partners, agents or joint ventures of one another.

     VAR may not assign this Agreement or any of its obligations hereunder to any third party or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law without the prior written consent of CCC, which consent shall not be unreasonably withheld. Any attempted assignment in contravention of this Agreement shall be null and void as to the alleged assignor and assignee. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successor and permitted assigns.

     CCC shall not be responsible for any failure to perform due to unforeseen circumstances or for causes beyond CCC's control.

     Any notice or communication required or permitted to be given hereunder must be delivered by hand or mailed by registered or certified mail return receipt requested, postage prepaid, or sent by cable, charges prepaid, in each case properly addressed to the addresses of the parties indicated on the signature page of this Agreement, or at such other addresses as may hereafter be furnished in writing by either party hereto the other party, and such notice shall be deemed to have been given as of the date so delivered, mailed or sent.

     This Agreement states the entire agreement of the parties. Except as herein expressly provided to the contrary, the provisions of this Agreement are for the benefit of the parties hereto solely, and not for the benefit of any other person, persons or legal entities. No waiver, alternation, or modification of any of the provisions of his Agreement shall be binding unless in writing and signed by a duly authorized representative of CCC and VAR and expressly referring to this Agreement.

     VAR acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. No employee, agent or other representative has any authority to bind CCC with regard to any statement, representation or warranty unless the same is specifically set forth or incorporated by reference herein.

     Any purchase order or other document issued by VAR shall be deemed to be issued only for administrative convenience and no term or condition thereof shall be binding on either party hereto.

     The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default and shall not act to amend or negate the rights of the parties under this Agreement.

     The Section and Paragraph headings are included as a matter of convenience and shall not be considered part of this Agreement.

     This Agreement is subject to acceptance by CCC at its principal offices in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

     In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable statute or rule of law, then such provision shall be considered inoperable to the extent of such invalidity, illegality or unenforceablility and the remainder of this Agreement shall continue in full force and effect. The parties hereto agree to replace any such invalid, illegal or unenforceable provision with a new provision which has the most nearly similar permissible economic effect.

     The prevailing party in any suit instituted under this Agreement will be entitled to recover all cost, expenses and reasonable attorneys' fees incurred in such action.

     This Agreement shall become effective only after it has been signed by VAR and has been signed by a duly authorized representative of CCC and VAR has been given notice of its acceptance as indicated by VAR's receipt of a signed copy of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date specified below.

CCC                                     VAR

CLEARCOMMERCE                           Cardservice International, Inc. a
CORPORATION, a Delaware corporation     California Corporation


/s/ Robert J. Lynch                     /s/ Caesar Berger
-----------------------------------     -----------------------------------
Signature                               Signature

Robert J. Lynch President & CEO         Caesar Berger/SVP
-----------------------------------     -----------------------------------
Printed Name/Title                      Printed Name/Title

6-30-98                                 6.30.98
-----------------------------------     -----------------------------------
Date                                    Date

                                   SCHEDULE A
                                   ----------


                        Description of Software Product


Description of CCC Software:
----------------------------

I. CSI/StoreManager Plus features:

StoreManager Plus: StoreManager Plus requires minimal technical expertise and offers an easy-to-use GUI for storefront creation and maintenance. StoreManager Plus offers full reports with Graphics capabilities. Utilizes StoreManager Pro supported on Sun Solaris 2.6.
Merchants can select a border style and color scheme, select a button style.

 .  Access to shopping cart
 .  Product/features options support
 .  Fraud prevention
 .  Email receipt to customer
 .  Email notification to merchant
 .  Real-time transactions
 .  SSL support
 .  Reports with graphics and search
   tools
 .  Single image per product
 .  Flat tax rate by state (multiple next)

Skill Level Required: minimal technical experience required, familiarity with Windows '95

2. Store Front SSL API: (Client software for Merchants to integrate non-CCC packaged storefronts to the Hosting Engine featuring bank card sales transactions using SSI encryption. CSI will be responsible for the integration of the Hosting Engine API into non-CCC storefronts. Currently, the Hosting Engine API will support storefronts running on Sun
   Solaris Rel. 2.6 Unix platforms and as an enhancement to MS NT 4.0 servers.

3. CyberPoint: See Attachment B (Software requirements documentation-
   CyberPoint)

4. HTML Wrapper: See Attachment E (Software requirements Documentation-HTML Wrapper)

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE B
                                  ----------

                         FORM OF CCC END USER LICENSE

                          END USER LICENSE AGREEMENT
                          --------------------------

Cardservice International is an authorized reseller ("Reseller") of ClearCommerce Corporation ("CCC") products subject to the Value-added Reseller Agreement between CSI and CCC. CSI is authorized to execute this License Agreement with the Customer on behalf of CCC.

By Using or installing this software, you have signified that you have read the license agreement below and accepted its terms.

1.  Permitted Uses And Restrictions On Use: CCC is granting the End User of this
    --------------------------------------
    CCC software product ("End User") a non-exclusive license to use the object code versions of this CCC software ("Software Product"). CCC grants to End User a non-exclusive license ("License") to use the Software Product solely on computer equipment owned by or leased to End User and solely for the purpose of enabling End User to sell merchandise or services for End User's own account. End User shall not use the Software Product to engage, directly or indirectly, in the offering or "factoring" of products or services for the account of third parties. End User may make one copy of the Software and documentation ("CCC Software") solely for backup or archival purposes. The License shall include End User's right to use (but not duplicate) end-user documentation provided by CCC. Neither the License nor any CCC Software shall be transferable to any third party by End User.

2.   DISCLAIMER OF WARRANTIES: THERE ARE NO WARRANTIES OF ANY KIND, WHETHER
     ------------------------
     EXPRESS OR IMPLIED, WITH RESPECT TO THIS SOFTWARE TO END USER IN CONNECTION WITH THIS LICENSE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES
     OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CCC DOES NOT WARRANT THAT THE SOFTWARE IS FREE FROM BUGS, INTERRUPTION, ERRORS OR OTHER PROGRAM LIMITATIONS.

 3.  Term: This Agreement shall be effective from the date it is accepted and
     ----
     executed by Reseller as indicated on signature page.

4.   Remedies: Limitation of Liability: In the event of any breach of this
     ---------------------------------
     License by CCC, CCC shall have no liability for any loss, cost expense or damage to End User in an amount exceeding the amounts paid by End User for the CCC Software. CCC shall not be liable for indirect, incidental, punitive, exemplary, special or consequential damages of any kind whatsoever, including lost profits, sustained or alleged to have been sustained as a result of; (a) any breach of warranty or breach of this License; (b) CCC's negligence or gross negligence; or (c) any claim made against End User by any other party, including claims by any payment card issuer, membership association, processor or agent bank, even if CCC has been advised of the claim or potential claim. End User retains responsibility for compliance with all rules and regulations related to issuance, acceptance, and settlement and clearing of payment transactions. End User shall indemnify, hold harmless and defend CCC against any claim, demand, loss or action resulting from End User's possession or use of the CCC Software. Any action by End User for breach of this License or warranty must be brought within one (1) year after the cause of action has accrued.

5.   Proprietary Rights: End User acknowledges that: the CCC Software, including
     ------------------
     the Software Product and any related documentation and materials, (a) are the property of CCC and remain so even after delivery to End User; (b) are confidential and proprietary trade secrets of CCC, protected by law and of substantial value to CCC, and their use and disclosure must be carefully and continuously controlled; and (c) are protected by the copyright laws of the United States. End User shall not, directly or indirectly, or permit others to; copy, duplicate, or furnish to others any physical, magnetic or electronic version of the Software Product; remove any copyright or other notice contained or included in any, material provided by CCC; create or attempt to create the source computer programs or any part of them from the object code version of the Software Product; change or modify the Software Product or create derivative works from them; or reverse engineer or attempt to reverse engineer the Software Product. End User shall notify CCC immediately of the unauthorized possession, use or knowledge of any item supplied to End User pursuant to this License.

6.   Termination of License: The term of the License shall continue until
     ----------------------
     termination of this Agreement, or unless termination by CCC for breach of terms of this License. Upon any termination of this License, End User shall immediately return to CCC all Software Product and any related proprietary materials licensed under this License.

7.   Applicable Law: This License shall be governed by the laws of the State of
     --------------
     Texas other than the conflicts of law principles thereof. Any controversy or claim between CCC and End User arising out of, or relating to, this License or its performance or breach, but excluding actions for injunctive relief pursuant to Section 5 shall be settled by arbitration in Austin, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect; and judgment entered upon the award by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to reimbursement from the other party of its fees (including reasonable attorneys' fees), costs and expenses incurred in the arbitration.

8.   Maintenance Service: Product support assistance, new release of the
     -------------------
     Software Product licensed by End User from CCC, and corrections to reported and documented errors in the CCC Software may be provided to End User by VAR per the terms of any separate Maintenance Services Agreement between End User and Reseller.

9.   Force Majeure: CCC shall have no liability and shall not be deemed in
     -------------
     breach of this License in the event any act or omission is the result of any event beyond the reasonable control of CCC, including without limitation, acts or nonperformance of third parties, equipment failure or natural disasters.

10.  Severabillity: If any provision of this Agreement is invalid or
     -------------
     unenforceable under applicable law, then it shall be, to that extent deemed omitted and the remaining provisions will continue in full force and effect.

11.  Assignment: Neither the License nor any rights or responsibilities of End
     ----------
     User hereunder may be assigned or delegated to any third party without the prior written consent of CCC.

12.  Publicity: CCC shall be permitted to include End User's name in CCC's End
     ---------
     User list and with End User's prior approval not to be unreasonably withheld, to use End User's name and logo in CCC's marketing materials.

13.  Agents: The agents, employees, distributors and dealers of CCC are not
     ------
     authorized to make modifications to this License, or to make any additional representations, commitments, or warranties binding on CCC.

14.  Miscellaneous: This License sets forth CCC's entire liability and the End
     -------------
     User's exclusive remedy with respect to the Software, and is a complete statement of the License between the End User and CCC. Headings are included for convenience only, and shall not be considered in interpreting this License. This License does not limit any rights that CCC may have under trade secret, copyright, patent or other laws.

In witness whereof, the parties have entered into this Agreement as of 30 day of June, 1998.

Reseller (on behalf of ClearCommerce Corporation)                End User

Company   CLEARCOMMERCE                                          Company   Cardservice International, Inc.
          -----------------------------------------                        -----------------------------------------

By  /s/ [ILLEGIBLE]                                              By  /s/ [ILLEGIBLE]
    -----------------------------------------------                  -----------------------------------------------

Title    President & CEO                                         Title   S. Vice President
       --------------------------------------------                     ---------------------------------------------
Agreement is valid only is signed by an officer of Reseller.            Reseller may refuse to execute any Agreement not duly signed
                                                                        And returned to Reseller within 30 days of the date
                                                                        Agreement sent to End User

                                  SCHEDULE C
                                  ----------

CyberPoint, Store Front SSL API, HTML Wrapper Volume Commitment Discounts

Volume Committed 12 months         Per month
--------------------------         ---------
                                   Per Merchant per month charge      Initial License Fee
Licenses Initial Fee/Merchant      13 to 24        25 and beyond            Prepay
-----------------------------      -----------------------------            ------
0-1000                  [*]          [*]               [*]
1001-4999               [*]          [*]               [*]
5000-10,000             [*]          [*]               [*]            [*]
10,001- GTR             [*]          [*]               [*]

CSI will prepay for the initial [*] licenses. Of these licenses CSI agrees that at a minimum [*] will be for the Store Front SSL API. The remaining licenses will be for CyberPoint, HTML Wrapper and/or Store Front SSL API licenses. After the initial Quantity [*]. CSI will order additional licenses in quantity [*].


Store Front SSL API & CyberPoint Users
                                 Per Month
                             2/nd/-12    beyond 25
Licenses                      months       months
--------                      ------       ------

Assuming CSI has paid the initial license fee for both CyberPoint and the storefront SSL API, there would be a discount on the monthly license fee of the second licensed product of [*].

[*]                           [*]       [*]
[*]                           [*]       [*]


StoreManager Plus

Product             initial license   discount     % discount    Net Price
                          fee          to CS1         to CSI       to CSI
------------------------------------------------------------------------
StoreManager Plus         [*]           [*]            [*]          [*]

            ANNUAL UPGRADES AND SUPPORT CHARGES (due after 1/st/ year)

                     annual charge    discount      net price to
                         to CSI          CSI             CSI
------------------------------------------------------------------------
StoreManager Plus         [*]            [*]             [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.